EXHIBIT 99.2

JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)(1)

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of America’s Suppliers, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of December, 2013.

/s/ Christopher P. Baker
Christopher P. Baker

/s/ Adrienne M. Baker
Adrienne M. Baker

C.P. BAKER & COMPANY, LTD. PROFIT SHARING PLAN

By:	/s/ Christopher P. Baker
Christopher P. Baker, Trustee

CATANESE FAMILY 2005 MINORITY TRUST, FBO ALLYSON CATANESE

By:	/s/ Adrienne M. Baker
Adrienne M. Baker, Trustee

CATANESE FAMILY 2005 MINORITY TRUST, FBO MICHELLE CATANESE

By:	/s/ Adrienne M. Baker
Adrienne M. Baker, Trustee

CATANESE FAMILY 2005 MINORITY TRUST, FBO ANTHONY CATANESE, JR.

By:	/s/ Adrienne M. Baker
Adrienne M. Baker, Trustee

ANASAZI PARTNERS III, LLC

By:	C.P. Baker, LLC, Manager

	By:	/s/ Christopher P. Baker
Christopher P. Baker, Manager

ANASAZI PARTNERS III OFFSHORE, LTD.

By:	C.P. Baker, LLC, Manager

	By:	/s/ Christopher P. Baker
Christopher P. Baker, Manager

ANASAZI PARTNERS II, LLC

By:	C.P. Baker, LLC, Manager

	By:	/s/ Christopher P. Baker
Christopher P. Baker, Manager

C.P. BAKER & COMPANY, LTD.

By:	/s/ Christopher P. Baker
Christopher P. Baker, President